RULES OF THE
OUTBRAIN INC.
2021 OMNIBUS LONG-TERM INCENTIVE PLAN
FOR RESTRICTED STOCK UNITS GRANTED TO EMPLOYEES IN FRANCE
(FRENCH SUB-PLAN)

ADDENDUM
1.Introduction.
The Board of Directors (the “Board”) of Outbrain Inc. (the “Company”) has established the Outbrain Inc. 2021 Omnibus Long-Term Incentive Plan, as approved by the Company’s stockholders on July 18, 2021 (the “Plan”), to (i) motivate eligible persons to achieve long-range goals, (ii) provide incentive compensation opportunities that are competitive with those of other similar companies, (iii) further align the interests of eligible persons with those of the Company’s other stockholders through compensation that is based on the Company’s shares, and (iv) attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future including those at the Company’s French Subsidiaries, of which the Company holds directly or indirectly at least 10% of the share capital (each a “French Entity” and collectively the “French Entities”), by offering them an opportunity to participate in the Company’s future performance through the grant of Full Value Awards.
Sections 1.3, 7.1 and 7.3 of the Plan authorize the Board or, as applicable, the Committee appointed by the Board to administer the Plan (the “Administrator”) to establish subplans and to modify the terms and conditions of any Full Value Award granted to individuals outside the United States to the extent the Administrator determines such actions to be necessary or advisable or to comply or facilitate compliance with applicable foreign laws, regulations, tax policy, customs. The Administrator has determined that it is advisable to establish a subplan for the purpose of permitting Restricted Stock Units (as defined below) granted to employees of a French Entity to qualify for the specific tax and social security treatment available for such grants in France. The Administrator, therefore, intends to establish a subplan of the Plan for the purpose of granting Restricted Stock Units that qualify for the specific tax and social security treatment in France applicable to the Company’s shares granted for no consideration under sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended (the “French-Qualified Restricted Stock Units”), to qualifying employees who are resident in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).
The terms of the Plan, together with those of this French sub-plan shall, subject to the modifications in the following rules, constitute the rules of the Outbrain Inc. 2021 Long-Term Incentive Plan French sub-plan (the “French Sub-Plan”).
Under this French Sub-Plan, French Participants will be granted Restricted Stock Units only as defined in Section 2 hereunder.

2.Definitions.
Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan. The terms set out below will have the following meanings:
(a)Restricted Stock Units
The term “Restricted Stock Units” shall mean a Full Value Award granted pursuant to Section 5 of the Plan which is a promise by the Company to grant or issue the number of shares of Stock for each Restricted Stock Units granted to a French Participant, at the end of a specified restricted period, provided certain vesting requirements are satisfied, for no consideration and, where applicable, to which any dividend and voting rights shall attach only upon the issuance of shares of Stock at the time of vesting of the Restricted Stock Units. Restricted Stock Units shall only be settled by delivery of shares of Stock and not in cash. Further, to qualify for favorable tax and social security treatment in France, dividend equivalents shall not be payable with respect to Restricted Stock Units granted hereunder; provided, however, that to the extent payment of dividend equivalents no longer precludes such favorable treatment, the Committee, in its sole discretion, may decide to pay dividend equivalents with respect to any Restricted Stock Units for which payment of dividend equivalents can be made without losing such favorable treatment.
(b)Date of Grant
The term “Date of Grant” shall mean the date on which the Administrator both (1) designates the French Participant, and (2) specifies the terms and conditions of the Restricted Stock Units, including the number of shares of Stock to be issued at a future date, the conditions for the vesting of the Restricted Stock Units (including any performance condition if relevant), the Holding Period and, where applicable, if any, and the conditions for the transferability of the shares of Stock once granted or issued, if any.
(c)Vesting Date
The term “Vesting Date” shall mean the date on which French Participants are entitled to receive the shares of Stock underlying the Restricted Stock Units, as specified by the Administrator; provided however that in the event that performance conditions are provided in the Award Agreement, the Vesting Date shall end no earlier than the date on which such performance conditions are satisfied, as determined by the Committee.
The term “Holding Period” shall mean the period during which French Participants are prohibited from transferring the vested shares of Stock underlying the Restricted Stock Units, as specified by the Administrator.
To qualify for the French specific tax and social security regime, the Vesting Date of the Restricted Stock Units shall not occur prior to the first anniversary of the Date of Grant, or such other minimum mandatory Vesting Period applicable to French-Qualified Restricted Stock Units under section L. 225-197-1 of the French Commercial Code, as amended and applicable as of the Date of Grant, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, it being specified that the cumulative duration of the Vesting Period and the Holding Period shall be of at least two years. Any additional conditions for the vesting, and notably any performance condition as contemplated under Section 4(a) hereunder, may be provided for in the Award Agreement for French Participants.
(d)Vesting Period
The term “Vesting Period” shall mean the period starting on the Date of Grant and ending on the Vesting Date.
(e)Disability.
The term “Disability” shall mean disability as defined under categories 2°and 3° of section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.
(f)Closed Periods.
The term “Closed Periods” shall mean, with regards to the Restricted Stock Units (i) the blackout period referred to in Article L. 22-10-59, II-1° of the French Commercial Code, being within thirty (30) calendar days preceding the announcement of an interim or year-end financial report that the Company is required to disclose publicly and (ii) pursuant to Article L. 22-10-59, II.-2° of the French Commercial Code, shares of Stock received upon settlement of French-Qualified Restricted Stock Units may not be resold by the membres du conseil d’administration, membres du Directoire, Directeur Général, Directeur Général Délégué, and the salaried employees, at a time when such individuals have acquired knowledge of an inside information which has not been made public.
3.Eligibility to Participate.
(a)Subject to Section 3(b) below, any French Participant who, on the Date of Grant and to the extent required under French law, is employed under the terms and conditions of an employment contract with a French Entity (“contrat de travail”) shall, at the discretion of the Administrator, be eligible to receive Restricted Stock Units under this French Sub-Plan.
(b)The number of Restricted Stock Units which may be granted shall be subject to the following limitations: (i) the total number of shares of Stock underlying the French-Qualified Restricted Stock Units may not exceed fifteen percent (15%) of the Company’s share capital at the Date of Grant, and (ii) the French-Qualified Restricted Stock Units may not be granted to any French Participant holding more than ten percent (10%) of the Company’s share capital at the Date of Grant or who may hold more than ten percent (10%) of the Company’s share capital upon the aforementioned granting or issuance of Restricted Stock Units, it being specified that this percentage only includes shares in the Company held directly by the French Participant for less than seven years. More generally, any French Participant shall comply with the provisions of section L. 225-197-1 of the French Commercial Code.
4.Conditions of the Restricted Stock Units.
(a)Performance conditions

The grant of Restricted Stock Units may be subject to performance conditions as determined by the Committee and provided for in the Award Agreement. The Committee shall establish the performance criteria, including but not limited to financial metrics, operational goals, or other key performance indicators, and the applicable performance period.
The Restricted Stock Units shall vest only if the performance conditions are met to the satisfaction of the Committee, in its sole discretion. In the event that the performance conditions are not met by the end of the performance period, the relevant Restricted Stock Units shall be forfeited, unless otherwise determined by the Committee.
(b)Vesting of Restricted Stock Units.
Restricted Stock Units will not vest prior to the Vesting Date defined under Section 2(c) above and provided any additional conditions for the vesting that may be provided for in the Award Agreement are satisfied. However, notwithstanding the foregoing, in the event of the death of a French Participant, all of his or her outstanding Restricted Stock Units shall vest under the conditions set forth in Section 5 of this French Sub-Plan.
Until the Vesting Date, the French Participants shall not hold shares of Stock underlying Restricted Stock Units granted hereunder and, as such, shall not exercise or claim to exercise any voting right with respect to such shares of Stock and shall not be entitled to or claim to receive dividends and other distributions paid with respect to such shares of Stock.
(c)Holding of shares of Stock.
The shares of Stock issued upon vesting of the Restricted Stock Units held by the French Participants shall not be sold or transferred prior to the relevant anniversary of the Vesting Date and in no case prior to the second anniversary of the Date of Grant or such other period as it is required to comply with the minimum combined Vesting and Holding Periods applicable to shares underlying French-Qualified Restricted Stock Units which may be required under section L. 225-197-1 of the French Commercial Code, as amended, or under the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the specific tax and social security regime, and the same may be imposed on such shares of Stock for the French Participants to benefit from the specific tax and social security regime. This Holding Period will continue to apply even after the French Participant is no longer an employee of the Company, a French Entity or another Subsidiary, except in case of death or Disability of the French Participant.
In addition, the shares of Stock may not be sold or transferred during certain Closed Periods as provided for by the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, to the extent Closed Periods are applicable to shares of Stock issued pursuant to this French Sub-Plan and, in no event, prior to the second anniversary of the Date of Grant.
(d)French Participant’s Account.
The shares of Stock issued to a French Participant shall be recorded in the name of the French Participant in a dedicated account opened in the Company’s books or those of a broker or in such other manner as the Company may otherwise determine to ensure compliance with any applicable restrictions and holding periods as provided by French law.
5.Death and Disability.
In the event of the death of a French Participant, any outstanding Restricted Stock Units become transferable to the French Participant’s heirs, who can request the issuance of the shares of Stock related to all outstanding Restricted Stock Units within six months following the death of the French Participant. If shares of Stock are not requested by the heirs within such six-month period, any outstanding Restricted Stock Units will be forfeited at the end of such six-month period.
The French Participant’s heirs are not subject to the restrictions on the sale of shares of Stock set forth in Section 4(c) above, if any.
In the event of Disability of the French Participant, any outstanding Restricted Stock Units will become immediately vested and the French Participant will no longer be subject to the restrictions on the sale of shares of Stock set forth in Section 4(c) above, if any.
6.Adjustments and Change in Capital Structure.
In the event of a change in capitalization or a corporate transaction giving rise to an adjustment as set forth in Section 3.2 of the Plan, adjustment to the number of Shares underlying any French-Qualified Restricted Stock Units, or other adjustment to the terms and conditions of such French-Qualified Restricted Stock Units, can be made only in accordance with the Plan and pursuant to applicable French legal and tax rules if the Company wishes to preserve the tax-qualified status of Full Value Awards granted under the French Sub-Plan. Any other adjustments may result in the Restricted Stock Units being no longer eligible to the specific French tax and social security regime.
By way of exception to Section 6.2 of the Plan, the shares of Stock underlying the Restricted Stock Units shall not be transferred prior to the later of (i) the date on which the shares of Stock underlying the Restricted Stock Units shall actually be transferred pursuant to the Change in Control, and (ii) the expiration of the applicable Holding Period, it being specified that the Committee may, in its sole discretion, elect to shorten the Holding Period; provided, however, that the combined duration of the Vesting Period and the Holding Period shall be no less than two years from the Date of Grant.
In no circumstances shall the cancellation of the Full Value Awards be resolved by compensation in cash or in any form whatsoever.
7.Disqualification of Restricted Stock Units.
In the event changes are made to the terms and conditions of the Restricted Stock Units or to the underlying shares of Stock due to any requirements under the applicable laws, the Restricted Stock Units or underlying shares of Stock may no longer qualify for the specific tax and social security treatment in France pursuant to sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended.

If the Restricted Stock Units or underlying shares of Stock no longer qualify for the specific tax and social security treatment pursuant to sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, the Administrator may, provided it is authorized to do so under the Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Restricted Stock Units or the sale of the shares of Stock underlying the Restricted Stock Units which may have been imposed under this French Sub-Plan or in the Award Agreement or other writing delivered to the French Participant.
In the event that any Restricted Stock Units or underlying shares of Stock no longer qualify for the specific tax and social security treatment pursuant to sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, the holder of such Restricted Stock Units shall be ultimately liable and responsible for all taxes and/or social security contributions that he or she is legally required to pay in connection with such Restricted Stock Units or underlying shares of Stock.
8.No tax advice
The French Participants are advised to consult with a tax advisor with respect to the tax and social consequences of receiving, exercising or disposing of Restricted Stock Units hereunder. The Company and French Entities does not assume any responsibility to advise the French Participants on such matters, which shall remain solely the responsibility of each French Participant.
9.Interpretation.
It is intended that the Restricted Stock Units granted under this French Sub-Plan shall qualify for the specific tax and social security treatment applicable to French-Qualified Restricted Stock Units granted under sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. However, the Company makes no guarantee or undertaking to maintain that the Restricted Stock Units will retain this status. The terms of this French Sub-Plan shall be interpreted according to and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the guidance of the French tax and social security administrations and the relevant guidelines released by the French tax and social security authorities and subject to the fulfillment of legal, tax and reporting obligations, as applicable.
10.Employment Rights.
The adoption of this French Sub-Plan shall not confer upon the French Participants or any employee of a French Entity any employment rights and shall not be construed as a part of any employment contracts that a French Entity has with its employees.
11.Non-Transferability.
Notwithstanding any provision in the Plan to the contrary and, except in the case of death, the Restricted Stock Units shall not be transferred to any third party and shares of Stock shall be issued only to the French Participant during his or her lifetime.

12.Amendments.
Subject to the terms of the Plan, the Administrator reserves the right to amend or terminate this French Sub-Plan at any time.
13.Governing Law.
The Plan, the Restricted Stock Units Agreement (including this French Sub-Plan) shall be governed by the laws of Delaware.
14.Stockholder Authorization.
The stockholders of the Company have adopted the Plan in accordance with the Company’s applicable laws on 18 July 2021. Should the Company’s stock cease to be listed on any US-regulated stock market, such authorization to grant French-Qualified Restricted Stock Units shall be renewed for a fixed period not exceeding seventy-six (76) months and must be renewed every seventy-six (76) months thereafter at the latest.
15.Effective Date.
This French Sub-Plan is effective as of June 4 2025.

Appendix
Outbrain Inc. 2021 Long-Term Incentive Plan